SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (date of earliest event reported):  May 31, 2000
                        Commission File Number:  0-17020


                                Sensar Corporation
             (Exact Name of Registrant as Specified in its Charter)


                 Nevada                               87-0429944
     (State or other jurisdiction of                (IRS Employer
     incorporation or organization)               Identification No.)


           50 West Broadway, Suite 501
              Salt Lake City, Utah                            84101
     (Address of Principal Executive Offices)               (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                               (801) 350-0587


                                     N/A
     (Former name, former address, and formal fiscal year, if changed since last report)

<PAGE 1>

                              ITEM 5.  OTHER EVENTS

     Sensar Corporation issued the following press release on May 31, 2000.

     Salt Lake City, UT, May 31, 2000 - Sensar Corporation (Nasdaq: SCII) announced that Net2Wireless Corporation will demonstrate for the first time publicly, at Supercomm and CommunicAsia its unique technology that provides cellular operators the capability to provide 3G applications, such as Wireless Streaming Video/Audio, Wireless Internet, Wireless E-mail, Wireless Instant Messaging and more, over existing 2G and 2.5G infrastructure.

     Net2Wireless Corporation, a developer of value added wireless services, will present and demonstrate its unique technology and applications during this year's Supercomm in Atlanta GA (Booth #7274), June 6-8 and CommunicAsia in Singapore (Booth #4B4-04), June 6-9.

     "We provide optimized solutions for cellular operators, in this open and competitive market. We believe that our platform will be the ultimate way to attract and retain subscribers. Our technology overcomes today's infrastructure limitations and can provide value added services that save the wait for the 3G infrastructure, which is not expected to be available for several years. We expect that senior management from the cellular carriers in Asia and in the U.S. will visit us during the exhibitions in order to review demonstrations of Net2Wireless' technology", said Nechemia Davidson, the company's CEO.

     The Net2Wireless system's high availability infrastructure supports scalable communications from 9.6Kbps and higher, and supports all cellular digital standards including GSM, TDMA. CDMA and packet networks such as CDPD, GPRS, IS95B and others. The system supports both circuit switching and packet switching and integrates with the cellular operator management system, supporting provisioning, pre-billing, operation and administration.

     About Net2Wireless

     Net2Wireless has developed a technology to enable digital cellular operators to provide applications that would typically be provided through a 3G network, using 2G existing infrastructure and mobile devices such as PDA's, smart mobile phones and hand held computers, all these over one platform.

     Net2Wireless Corporation can be reached on the Internet at http://www.net2w.com.

     This press release contains certain forward-looking statements concerning the potential products of Net2Wireless, which are still in the development stage and have not yet been tested in a commercial setting. These products are subject to all the risks associated with a new market introduction including technical feasibility, efficacy, market acceptance, acceptable pricing structures, and broad based consumer demand. The above statements are not meant to be predictions of the future and are subject to all of the uncertainties set forth above and many others that may develop in the future. For a discussion of the contingencies and uncertainties relating to the merger of Sensar and Net2Wireless to which some of the information concerning future events is subject, please refer to Sensar's report on Form 10-K for December 31, 1999, and Registration Statement on Form S-4.

<PAGE 2>

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 1, 2000             SENSAR CORPORATION


                                 By  /s/ Howard S. Landa
                                   Howard S. Landa, Chairman of the Board
                                   (Chief Executive Officer and
                                   Principal Financial and Accounting Officer)
<PAGE 3>